UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported)  May 6, 2014

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Crexendo, Inc.

(Exact Name of Registrant as Specified in Its Charter)

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Delaware	001-32277	87-0591719
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1615 S. 52nd Street, Tempe, AZ 85281
(Address of Principal Executive Offices) (Zip Code)

(602) 714-8500
(Registrant’s Telephone Number, Including Area Code)

Not applicable.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure

On May 6, 2014, Crexendo, Inc. (the "Company") sent an email to the CEO and Chairman of the Board of Directors of Internet America, Inc. ("IA") notifying IA that the Company was withdrawing its offer to discuss acquiring all of the outstanding shares of capital stock of IA. IA has refused to even contact the Company and has only responded to the request by the filing of a form 8K.

IA has refused to respond or meet with representatives of the Company for even an informal discussion.

Steven G. Mihaylo, Chairman of the Board and Chief Executive Officer of the Company, is the largest stockholder in IA.

Additional Information Regarding the Company's Letter

This announcement is neither an offer to purchase nor a solicitation of an offer to sell shares of the Company or IA. If any such offer is commenced by the Company, the Company will file and deliver all forms, notices and documents required under state and federal law. This announcement does not constitute a solicitation of any vote or approval.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Crexendo, Inc.

Dated: May 6, 2014	By:	/s/ Ronald Vincent
Ronald Vincent
Chief Financial Officer